195 Church Street New Haven, CT 06510 www.newalliancebank.com
PRESS RELEASE
Contact: Brian S. Arsenault Executive Vice President NewAlliance Bank 203 789 2733

NewAlliance Reports Strong Loan Growth for the Year
2006 Earnings Per Share Level with 2005
Excluding Merger Costs

New Haven, Connecticut, January 30, 2007 - NewAlliance Bancshares, Inc. (NYSE:NAL) today announced 2006 net income of $48.8 million, or 49 cents per diluted share, down 7% from 2005 net income of $52.6 million, or 50 cents per diluted share, despite strong loan growth and balance sheet expansion during 2006. Earnings per share exclusive of merger related charges were 51 cents per diluted share, level with 2005 earnings per share exclusive of merger related charges.

Net income for the fourth quarter ended December 31, 2006 was $10.9 million, or 11 cents per diluted share, as compared to $11.7 million, or 12 cents per diluted share, for the same quarter a year ago.

The Company also announced that its Board of Directors voted today to pay a quarterly dividend of 6 cents per share on February 19, 2007 to shareholders of record on February 9, 2007. The dividend is a half cent higher than the quarterly dividend paid following the fourth quarter of 2005 and level with the dividend paid following the prior quarter.

“Declining margins caused by the interest rate environment resulted in operating earnings in line with last year despite growth in every loan category and a strong increase in interest income,” said Peyton R. Patterson, NewAlliance Chairman, President and Chief Executive Officer. “Our loan growth was solid and substantial across all categories and positions us well to enhance earnings in a more favorable interest rate environment.”

Total loans of $3.82 billion at December 31, 2006 were 17% greater than total loans of $3.28 billion at December 31, 2005. Year-end 2006 commercial real estate loans were 25% higher than balances at year-end 2005; home mortgage loan balances were 17% higher for the same periods including purchased loans; commercial loans were 11% higher and consumer loans 8% higher.

As a result, interest and dividend income for 2006 was $331.0 million as compared to $276.6 million in 2005, an increase of 20%. Offsetting the income side was an increase in interest expense of approximately 60%, from $100.5 million in 2005 to $161.5 million in 2006.

NewAlliance Fourth Quarter and Year-end Earnings

Largely as a result of loan growth and some fourth quarter charge-offs in the bank’s commercial portfolio from several small loans and leases, NewAlliance recorded a $500,000 loan loss provision in the quarter ended December 31, 2006.

The other side of the Company’s balance sheet, deposits, increased more moderately from $3.80 billion at December 31, 2005 to $3.90 billion at December 31, 2006. The increase came from gains in certificates of deposit (CD) balances.

Non-interest income, largely comprised of fee income categories, increased to $51.6 million in 2006 from $45.5 million in 2005, up 13%. Depositor service charges, bank owned life insurance and gains in trust fees were the major recurring categories of increase. Non-interest income for the fourth quarter of 2006 was up nearly $500,000 from the same quarter a year ago.

Non-interest expense increased by 5% from $141.2 million in 2005 to $148.1 million in 2006. The increase primarily came in salaries and employee benefits, in large part related to the Company expensing options and acquisitions. Salaries and employee benefits actually declined by nearly $1 million on a fourth quarter to fourth quarter basis, 2005 to 2006.

The Company’s net interest margin declined from 3.05% in 2005 to 2.72% in 2006, a major factor in diminished earnings. NewAlliance’s fourth quarter 2006 net interest margin was 2.48% as compared to 2.98% for the same quarter a year ago. However, the Company has experienced stable margins in the most recent three months.

Asset quality remained strong at the Company at year-end 2006 but deteriorated slightly from year-end 2005 and the prior quarter. The ratio of nonperforming loans to total loans at December 31, 2006 was 0.33% as compared to 0.23% at December 31, 2005 and 0.28% at September 30, 2006. The ratio of nonperforming assets to total assets at December 31, 2006 was 0.17% as compared to 0.11% at December 31, 2005 and 0.15% at September 30, 2006.

The book value of NewAlliance was $12.43 per share at December 31, 2006 as compared to $12.05 at December 31, 2005. Tangible book value per share on the same dates was $7.84 and $7.66, respectively.

Shareholders’ equity at December 31, 2006 was $1.36 billion as compared to $1.31 billion at December 31, 2005.

At December 31, 2006 NewAlliance Bancshares, the parent company of NewAlliance Bank, had $7.25 billion in assets and operated 72 banking offices. At the start of 2007, the company completed the acquisition of Westbank Corporation which had total assets of over $700 million and 16 banking offices in western Massachusetts and northeastern Connecticut.

NewAlliance Bank provides a full range of consumer and commercial banking products and services, trust services and investment and insurance products and services. The Bank’s website is at www.newalliancebank.com. Shareholders are particularly urged to monitor the Investor Relations section of the Company’s website.

A webcast and conference call to discuss the results will be held on Wednesday, January 31, 2007, at 10:00 a.m. Eastern Standard Time. This call is being webcast by Thomson/CCBN and can be accessed in the Investor Relations area of the Company’s website at www.newalliancebank.com.

Individuals can dial in to the call at 1-800-599-9816, passcode 87169248. The international dial-in number is 1-617-847-8705. A replay of the call will be after Noon on January 31, 2007 through February 14. To access the replay, dial 1-888-286-8010, passcode 13951470 or for international access, 1-617-801-6888. NewAlliance will also have a podcast available from its website 24 hours after the call for those interested in downloading the conference call onto individual listening devices or laptops.
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NewAlliance Fourth Quarter and Year-end Earnings

The webcast is also being distributed over Thomson/CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson/CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN’s Individual Investor Network. Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Note: In discussing financial results, management may refer to certain non-GAAP (Generally Accepted Accounting Principles) measures. The Company’s management believes these non-GAAP measurements, which generally exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities are essential to a proper understanding of the operating results of the Company’s core business largely because the merger and acquisition related items and their impact on the Company’s performance are difficult to predict. These non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to non-GAAP performance measures that may be presented by other companies. A reconciliation of GAAP and non-GAAP information is included in this release.

Statements in this news release, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results also may differ based on the Company’s ability to successfully maintain and integrate customers from acquisitions.

The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.

The Company’s capital strategy includes deployment of excess capital through acquisitions. The Company’s results reported above reflect the impact of acquisitions completed in the 12 months ending December 31, 2006. Past and future acquisitions are expected to continue to impact the Company’s results in future periods.

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NewAlliance Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

	December 31,	September 30,	December 31,
(In thousands)	2006	2006	2005
Assets
Cash and due from banks, noninterest bearing	$127,948	$117,123	$127,290
Short-term investments	28,077	76,066	46,497
Investment securities available for sale	2,172,864	2,165,695	2,363,471
Investment securities held to maturity	307,447	320,556	91,734
Loans held for sale	1,528	1,223	1,222
Loans
Residential real estate	1,924,648	1,923,894	1,650,527
Commercial real estate	960,624	929,312	768,582
Commercial business	350,507	345,505	314,562
Consumer	587,097	583,235	543,035
Total loans	3,822,876	3,781,946	3,276,706
Less allowance for loan losses	(37,408)	(37,870)	(35,552)
Total loans, net	3,785,468	3,744,076	3,241,154
Premises and equipment, net	52,479	51,987	50,399
Cash surrender value of bank owned life insurance	116,194	114,741	57,325
Goodwill	454,258	454,043	425,001
Identifiable intangible assets	49,403	51,669	52,016
Other assets	152,030	101,396	105,293
Total assets	$7,247,696	$7,198,575	$6,561,402

Liabilities
Deposits
Regular savings	$774,457	$763,356	$781,346
Money market	509,940	533,496	554,079
NOW	384,249	363,975	342,268
Demand	464,554	468,205	486,528
Time	1,767,467	1,719,616	1,633,891
Total deposits	3,900,667	3,848,648	3,798,112
Borrowings
Federal Home Loan Bank advances	1,721,886	1,758,127	1,191,280
Repurchase agreements	172,777	151,810	179,970
Junior subordinated debentures	7,609	7,659	7,809
Other borrowings	1,592	1,624	1,716
Other liabilities	80,860	76,578	71,647
Total liabilities	5,885,391	5,844,446	5,250,534

Stockholders' equity	1,362,305	1,354,129	1,310,868
Total liabilities and stockholders' equity	$7,247,696	$7,198,575	$6,561,402

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2006	2005	2006	2005
Interest and dividend income	$87,062	$72,810	$331,032	$276,570
Interest expense	47,241	29,342	161,451	100,461

Net interest income before provision for loan losses	39,821	43,468	169,581	176,109
Provision for loan losses	500	-	500	400
Net interest income after provision for loan losses	39,321	43,468	169,081	175,709

Non-interest income
Depositor service charges	6,370	5,937	25,674	22,627
Loan and servicing income	398	823	2,067	3,038
Trust fees	1,505	1,720	6,434	4,753
Investment and insurance fees	1,231	1,194	5,375	6,117
Bank owned life insurance	1,453	610	4,014	2,416
Rent	900	800	3,422	3,210
Net gain (loss) on securities and limited partnerships	(13)	13	2,082	(40)
Net gain on sale of loans	292	100	1,164	297
Other	431	891	1,399	3,106
Total non-interest income	12,567	12,088	51,631	45,524

Non-interest expense
Salaries and employee benefits	19,229	20,271	79,060	72,837
Occupancy	3,424	3,346	13,947	12,540
Furniture and fixtures	1,605	1,548	6,453	6,363
Outside services	3,966	4,622	17,164	18,243
Advertising, public relations, and sponsorships	1,362	1,303	5,656	4,584
Amortization of identifiable intangible assets	2,266	2,291	9,391	10,699
Conversion and merger related charges	723	922	3,389	2,156
Other	3,277	3,605	13,046	13,818
Total non-interest expense	35,852	37,908	148,106	141,240
Income before income taxes	16,036	17,648	72,606	79,993
Income tax provision	5,127	5,997	23,769	27,394
Net income	$10,909	$11,651	$48,837	$52,599
Earnings per share
Basic	$0.11	$0.12	$0.49	$0.50
Diluted	0.11	0.12	0.49	0.50

Weighted average shares outstanding
Basic	99,789,812	100,220,452	99,981,063	105,109,615
Diluted	100,392,151	101,050,165	100,484,069	105,516,750

NewAlliance Bancshares, Inc.
Selected Financial Highlights (Unaudited)
	Three Months Ended
	December 31,
(Dollars in thousands, except per share data)	2006	2005
Net interest income	$39,821	$43,468
Net income	10,909	11,651
Shares outstanding (end of period)	109,554,326	108,823,607
Weighted average shares outstanding:
Basic	99,789,812	100,220,452
Diluted	100,392,151	101,050,165
Earnings per share:
Basic	$0.11	$0.12
Diluted	0.11	0.12
Shareholders' equity (end of period)	1,362,305	1,310,868
Book value per share (end of period)	12.43	$12.05
Tangible book value per share (end of period)	7.84	7.66

Ratios & Other Information

Net interest margin (net interest income as a
% of average earnings assets)	2.48%	2.98%
Net interest spread (yield on earning assets
minus yield on interest-bearing liabilities)	1.87	2.47
Average yield on interest-earning assets	5.43	4.98
Average rate paid on interest-bearing liabilities	3.56	2.51
Return on average assets	0.61	0.71
Return on average equity	3.21	3.50

At period end:
Tier 1 leverage capital ratio	13.20	14.31
Tangible equity/tangible assets	12.73	13.68

Asset Quality Information
Nonperforming loans	$12,468	$7,391
Total nonperforming assets	12,468	7,391
Nonperforming loans as a % of total loans	0.33%	0.23%
Nonperforming assets as a % of total assets	0.17	0.11
Allowance for loan loss as a % of total loans	0.98	1.08
Allowance for loan losses to non-performing loans	300.03	481.02

Banking offices	72	65

Non-GAAP Ratios

Noninterest income as a percent of
operating revenue (1)	24.24%	21.74%
Efficiency ratio (2)	68.85	68.02

(1) Excludes securities & limited partnerships net gains or losses
(2) Excludes net gains or losses on securities and limited partnerships and other real estate owned expenses.

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	December 31, 2006			December 31, 2005
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets
Loans
Residential real estate	$1,922,387	$26,097	5.43%	$1,625,359	$21,080	5.19%
Commercial real estate	940,325	15,267	6.49	764,001	12,021	6.29
Commercial business	346,623	6,218	7.18	316,271	5,617	7.10
Consumer	584,682	9,688	6.63	536,972	8,001	5.96
Total Loans	3,794,017	57,270	6.04	3,242,603	46,719	5.76
Short-term investments	84,322	1,133	5.37	74,956	733	3.91
Investment securities	2,537,540	28,659	4.52	2,526,573	25,358	4.01
Total interest-earning assets	6,415,879	$87,062	5.43%	5,844,132	$72,810	4.98%
Non-interest-earning assets	792,289			689,147
Total assets	$7,208,168			$6,533,279

Interest-bearing liabilities
Deposits
Money market	$519,187	$3,907	3.01%	$605,220	$2,739	1.81%
NOW	356,139	938	1.05	317,031	163	0.21
Savings	770,100	2,506	1.30	792,140	927	0.47
Time	1,760,124	18,817	4.28	1,594,406	13,002	3.26
Total interest-bearing deposits	3,405,550	26,168	3.07	3,308,797	16,831	2.03
Repurchase agreements	175,462	1,603	3.65	185,756	1,230	2.65
FHLB advances and other borrowings	1,729,051	19,470	4.50	1,178,887	11,281	3.83
Total interest-bearing-liabilities	5,310,063	47,241	3.56%	4,673,440	29,342	2.51%
Non-interest-bearing demand deposits	464,208			467,058
Other non-interest-bearing liabilities	74,409			60,932
Total liabilities	5,848,680			5,201,430
Equity	1,359,488			1,331,849
Total liabilities and equity	$7,208,168			$6,533,279
Net interest-earning assets	$1,105,816			$1,170,692
Net interest income		$39,821			$43,468
Interest rate spread			1.87%			2.47%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.48%			2.98%
Ratio of total interest-earning assets
to total interest-bearing liabilities			120.82%			125.05%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Year Ended
	December 31, 2006			December 31, 2005
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets
Loans
Residential real estate	$1,836,474	$98,116	5.34%	$1,594,607	$82,667	5.18%
Commercial real estate	901,870	58,584	6.50	744,450	45,276	6.08
Commercial business	347,940	24,927	7.16	319,669	20,463	6.40
Consumer	570,738	36,752	6.44	526,059	29,001	5.51
Total Loans	3,657,022	218,379	5.97	3,184,785	177,407	5.57
Short-term investments	66,776	3,351	5.02	56,758	1,763	3.11
Investment securities	2,511,935	109,302	4.35	2,533,381	97,400	3.84
Total interest-earning assets	6,235,733	$331,032	5.31%	5,774,924	$276,570	4.79%
Non-interest-earning assets	754,411			702,923
Total assets	$6,990,144			$6,477,847

Interest-bearing liabilities
Deposits
Money market	$555,127	$14,737	2.65%	$721,128	$12,984	1.80%
NOW	352,786	2,160	0.61	327,050	614	0.19
Savings	782,582	7,868	1.01	859,922	4,054	0.47
Time	1,718,277	65,904	3.84	1,364,996	37,839	2.77
Total interest-bearing deposits	3,408,772	90,669	2.66	3,273,096	55,491	1.70
Repurchase agreements	166,557	5,400	3.24	187,142	4,061	2.17
FHLB advances and other borrowings	1,536,266	65,382	4.26	1,099,487	40,909	3.72
Total interest-bearing-liabilities	5,111,595	161,451	3.16%	4,559,725	100,461	2.20%
Non-interest-bearing demand deposits	470,919			450,032
Other non-interest-bearing liabilities	70,373			71,015
Total liabilities	5,652,887			5,080,772
Equity	1,337,257			1,397,075
Total liabilities and equity	$6,990,144			$6,477,847
Net interest-earning assets	$1,124,138			$1,215,199
Net interest income		$169,581			$176,109
Interest rate spread			2.15%			2.59%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.72%			3.05%
Ratio of total interest-earning assets
to total interest-bearing liabilities			121.99%			126.65%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	December 31, 2006			September 30, 2006
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets
Loans
Residential real estate	$1,922,387	$26,097	5.43%	$1,895,506	$25,446	5.37%
Commercial real estate	940,325	15,267	6.49	910,891	14,903	6.54
Commercial business	346,623	6,218	7.18	354,668	6,478	7.31
Consumer	584,682	9,688	6.63	580,506	9,573	6.60
Total Loans	3,794,017	57,270	6.04	3,741,571	56,400	6.03
Short-term investments	84,322	1,133	5.37	49,491	658	5.32
Investment securities	2,537,540	28,659	4.52	2,551,625	29,290	4.59
Total interest-earning assets	6,415,879	$87,062	5.43%	6,342,687	$86,348	5.45%
Non-interest-earning assets	792,289			765,251
Total assets	$7,208,168			$7,107,938

Interest-bearing liabilities
Deposits
Money market	$519,187	$3,907	3.01%	$557,748	$4,031	2.89%
NOW	356,139	938	1.05	351,161	553	0.63
Savings	770,100	2,506	1.30	774,467	2,177	1.12
Time	1,760,124	18,817	4.28	1,710,448	17,082	3.99
Total interest-bearing deposits	3,405,550	26,168	3.07	3,393,824	23,843	2.81
Repurchase agreements	175,462	1,603	3.65	147,431	1,248	3.39
FHLB advances and other borrowings	1,729,051	19,470	4.50	1,694,722	18,720	4.42
Total interest-bearing-liabilities	5,310,063	47,241	3.56%	5,235,977	43,811	3.35%
Non-interest-bearing demand deposits	464,208			467,678
Other non-interest-bearing liabilities	74,409			68,816
Total liabilities	5,848,680			5,772,471
Equity	1,359,488			1,335,467
Total liabilities and equity	$7,208,168			$7,107,938
Net interest-earning assets	$1,105,816			$1,106,710
Net interest income		$39,821			$42,537
Interest rate spread			1.87%			2.10%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.48%			2.68%
Ratio of total interest-earning assets
to total interest-bearing liabilities			120.82%			121.14%

NewAlliance Bancshares, Inc.
Asset Quality (Unaudited)

(Dollars in thousands)	December 31, 2006	September 30, 2006	December 31, 2005
Nonperforming assets
Residential real estate	$1,716	$1,204	$1,808
Commercial real estate	6,906	4,703	2,889
Commercial business	3,337	4,245	2,446
Consumer	509	410	248
Total nonperforming loans	12,468	10,562	7,391

Other nonperforming assets, net	-	215	-

Total nonperforming assets	$12,468	$10,777	$7,391

Allowance for loan losses	$37,408	$37,870	$35,552

	Three Months Ended
	December 31, 2006	September 30, 2006	December 31, 2005
Net loan (recoveries) charge-offs
Residential real estate	$(14)	$(17)	$(50)
Commercial real estate	(251)	272	(233)
Total real estate	(265)	255	(283)
Commercial business	1,108	(298)	356
Consumer	119	131	42
Total net charge-offs (recoveries)	$962	$88	$115

	At or For The Three Months Ended
	December 31, 2006	September 30, 2006	December 31, 2005
Ratios
Allowance for loan losses to total loans	0.98%	1.00%	1.08%
Allowance for loan losses to nonperforming loans	300.03	358.55	481.02
Nonperforming loans to total loans	0.33	0.28	0.23
Nonperforming assets to total assets	0.17	0.15	0.11
Net charge-offs (recoveries) to average loans (annualized)	0.10	0.01	0.01

NewAlliance Bancshares, Inc.
Reconciliation Table-Non-GAAP Financial Information (Unaudited)

	Twelve Months Ended	Twelve Months Ended
(Dollars in thousands, except per share data)	December 31, 2006	December 31, 2005
Net income, GAAP	$48,837	$52,599
Effect of merger and conversion costs,
net of tax	2,203	1,401
Proforma net income	$51,040	$54,000

Basic income per share, GAAP	$0.49	$0.50
Effect of merger and conversion costs,
net of tax	0.02	0.01
Proforma basic earnings per share	$0.51	$0.51

Diluted earnings per share, GAAP	$0.49	$0.50
Effect of merger and conversion costs,
net of tax	0.02	0.01
Proforma diluted earnings per share	$0.51	$0.51

Return on average assets, GAAP	0.70%	0.81
Effect of merger and conversion costs,
net of tax	0.03	0.02
Proforma return on average assets	0.73%	0.83

Return on average equity, GAAP	3.65%	3.76
Effect of merger and conversion costs,
net of tax	0.17	0.10
Proforma return on average equity	3.82%	3.86

Efficiency ratio (1)	67.39%	63.56
Effect of merger and conversion costs	(1.54)	(0.97)
Proforma efficiency ratio	65.85%	62.59

(1) Excludes net gains or losses on securities and limited partnerships and other real estate owned expenses.
(2) Excludes the effect of merger and conversion costs, net of tax.
(3) Excludes the effect of merger and conversion costs.

NewAlliance Bancshares, Inc.
Reconciliation Table-Non-GAAP Financial Information (Unaudited)

	Twelve Months Ended	Twelve Months Ended
(Dollars in thousands, except per share data)	December 31, 2006	December 31, 2005
Net income, GAAP	$48,837	$52,599
Effect of merger and conversion costs,
net of tax	2,203	1,401
Effect of cumulative limited partnership adjustment,
net of tax	(1,275)	-
Proforma net income	$49,765	$54,000

Basic income per share, GAAP	$0.49	$0.50
Effect of merger and conversion costs,
net of tax	0.02	0.01
Effect of cumulative limited partnership adjustment
net of tax	(0.01)	-
Proforma basic earnings per share	$0.50	$0.51

Diluted earnings per share, GAAP	$0.49	$0.50
Effect of merger and conversion costs,
net of tax	0.02	0.01
Effect of cumulative limited partnership adjustment,
net of tax	(0.01)	-
Proforma diluted earnings per share	$0.50	$0.51

Return on average assets, GAAP	0.70%	0.81
Effect of merger and conversion costs,
net of tax	0.03	0.02
Effect of cumulative limited partnership adjustment,
net of tax	(0.02)	-
Proforma return on average assets	0.71%	0.83

Return on average equity, GAAP	3.65%	3.76
Effect of merger and conversion costs,
net of tax	0.17	0.10
Effect of cumulative limited partnership adjustment,
net of tax	(0.10)	-
Proforma return on average equity	3.72%	3.86

Efficiency ratio (1)	67.39%	63.56
Effect of merger and conversion costs	(1.54)	(0.97)
Proforma efficiency ratio	65.85%	62.59

(1) Excludes net gains or losses on securities and limited partnerships and other real estate owned expenses.
(2) Excludes the effects of merger and conversion costs and cumulative limited partnership adjustment, net of tax.
(3) Excludes the effect of merger and conversion costs.